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                                                             Exhibit (a)(1)(iv)

                           Offer to Purchase for Cash
                                       by

                                ZALE CORPORATION
                                       of

                   Up to 6,400,000 Shares of its Common Stock
                  at a Purchase Price not greater than $48.00
                         nor less than $42.00 per share

 THE TENDER OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON TUESDAY, JULY 29, 2003, UNLESS THE TENDER OFFER
                                  IS EXTENDED.

To Our Clients:

     Zale Corporation ("Zale") recently announced its plans to conduct a modified "Dutch Auction" tender offer in which it would purchase for cash up to 6,400,000 shares of its common stock at a price not greater than $48.00 nor less than $42.00 per share. Enclosed for your consideration are the Offer to Purchase dated July 1, 2003 (the "Offer to Purchase"), and the related Letter of Transmittal (the "Letter of Transmittal") which, as amended or supplemented from time to time, together constitute the tender offer. Capitalized terms used herein and not defined herein shall have the meanings given to them in the Offer to Purchase. The description of the tender offer in this letter is only a summary and is qualified by all of the terms and conditions of the tender offer set forth in the Offer to Purchase and the Letter of Transmittal.

     Zale will determine a single per share price not greater than $48.00 nor less than $42.00 that it will pay for shares properly tendered and not properly withdrawn in the tender offer, taking into account the total number of shares tendered and the prices specified by tendering stockholders. Zale will select the lowest purchase price that will allow it to purchase 6,400,000 shares, or such lesser number of shares as are properly tendered and not properly withdrawn, at prices not greater than $48.00 nor less than $42.00 per share. All shares properly tendered at or below the purchase price and not properly withdrawn will be purchased at the purchase price selected by Zale, subject to proration provisions. All shares acquired in the tender offer will be acquired at the same purchase price. Zale reserves the right, in its sole discretion, to purchase more than 6,400,000 shares in the tender offer, subject to applicable law. Shares tendered at prices greater than the purchase price and shares not purchased because of proration provisions will be returned to the tendering stockholders at Zale's expense. See Section 1 and Section 3 of the Offer to Purchase.

     If the number of shares properly tendered is less than or equal to 6,400,000 shares (or such greater number of shares as Zale may elect to purchase, not to exceed 2% of our outstanding shares (approximately 640,000 shares) and subject to applicable SEC rules), Zale will, on the terms and subject to the conditions of the tender offer, purchase at the purchase price selected by Zale all shares so tendered.

     If at the expiration of the tender offer more than 6,400,000 shares (or any such greater number of shares as Zale may elect to purchase, not to exceed 2% of our outstanding shares (approximately 640,000 shares) and subject to applicable SEC rules) are properly tendered at or below the purchase price selected by Zale, Zale will buy shares first, from all holders of "odd lots" of less than 100 shares (not including any shares held in the 401(k) Plan) who properly tender all of their shares at or below the purchase price selected by Zale and do not properly withdraw them before the expiration date; second, after purchasing the shares from the "odd lot" holders, from all other stockholders who properly tender shares at or below the purchase price selected by Zale (including participants in the 401(k) Plan and stockholders who tendered subject to the condition that a specified minimum number of shares be purchased as described in Section 6 of the Offer to Purchase and whose condition was satisfied), on a pro rata basis; and third, only if necessary to permit Zale to purchase 6,400,000 shares (or such greater number of shares as Zale may elect to purchase, not to exceed 2% of our outstanding shares (approximately 640,000 shares) and subject to applicable SEC rules), from holders who have tendered shares conditionally (for which the condition was not initially satisfied) by random lot, to the extent feasible. To be eligible for purchase by random lot, stockholders whose shares are conditionally tendered must have tendered all of their shares. See Section 1 and Section 6 of the Offer to Purchase.
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     THE TENDER OFFER IS NOT CONDITIONED ON ANY MINIMUM NUMBER OF SHARES BEING
TENDERED. THE TENDER OFFER IS, HOWEVER, SUBJECT TO CERTAIN OTHER CONDITIONS. SEE
SECTION 7 OF THE OFFER TO PURCHASE.

     Zale's directors and executive officers do not intend to tender any shares in the tender offer. See Section 12 of the Offer to Purchase.

     We are the owner of record of shares held for your account. As such, we are the only ones who can tender your shares, and then only pursuant to your instructions. WE ARE SENDING YOU THE LETTER OF TRANSMITTAL FOR YOUR INFORMATION ONLY; YOU CANNOT USE IT TO TENDER SHARES WE HOLD FOR YOUR ACCOUNT.

     Please note the following:

          1. You may tender your shares at prices not greater than $48.00 nor less than $42.00 per share, as indicated in the attached Letter of Transmittal, net to you in cash, without interest.

          2. You should consult with your broker or other financial or tax advisor on the possibility of designating the priority in which your shares will be purchased in the event of proration.

          3. The tender offer is not conditioned on any minimum number of shares being tendered. The tender offer is, however, subject to certain other conditions set forth in the Offer to Purchase, including Zale having replaced its existing credit facility with a new $500 million secured revolving credit facility as described in the Offer to Purchase.

          4. The tender offer, proration period and withdrawal rights will expire at 12:00 Midnight, New York City time, on Tuesday, July 29, 2003, unless Zale extends the tender offer.

          5. The tender offer is for 6,400,000 shares, constituting approximately 20% of the shares outstanding as of July 1, 2003.

          6. Tendering stockholders who are tendering shares held in their name or who tender their shares directly to the Depositary (as defined in the Offer to Purchase) will not be obligated to pay any brokerage commissions or fees to Zale or the Dealer Manager (as defined in the Offer to Purchase), solicitation fees, or, except as set forth in the Offer to Purchase and the Letter of Transmittal, stock transfer taxes on Zale's purchase of shares under the tender offer.

          7. If you wish to tender portions of your shares at different prices, you must complete and submit a separate Instruction Form for each price at which you wish to tender each such portion of your shares. We must submit separate Letters of Transmittal on your behalf for each price you will accept for each portion tendered.

          8. If you are an Odd Lot Holder and you tender all such shares at or below the purchase price before the expiration of the tender offer and check the box captioned "Odd Lots" on the Instruction Form, Zale, on the terms and subject to the conditions of the tender offer, will accept all such shares for purchase before proration, if any, of the purchase of other shares properly tendered at or below the purchase price and not properly withdrawn.

     YOUR PROMPT ACTION IS REQUESTED. YOUR INSTRUCTION FORM SHOULD BE FORWARDED TO US IN AMPLE TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF BEFORE THE EXPIRATION OF THE TENDER OFFER. PLEASE NOTE THAT THE TENDER OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON TUESDAY, JULY 29, 2003, UNLESS THE TENDER OFFER IS EXTENDED.

     If you wish to condition your tender upon the purchase of all shares tendered or upon Zale's purchase of a specified minimum number of the shares which you tender, you may elect to do so and thereby avoid possible proration of your tender. Zale's purchase of shares from all tenders which are so conditioned will be determined by random lot. To elect such a condition complete the box entitled "Conditional Tender" in the attached Instruction Form.

     If you wish to have us tender any or all of your shares, please so instruct us by completing, executing, detaching and returning to us the attached Instruction Form. If you authorize us to tender your shares, we will tender all such shares unless you specify otherwise on the attached Instruction Form.

     The tender offer is being made solely under the Offer to Purchase and the Letter of Transmittal and is being made to all record holders of shares of common stock of Zale. The tender offer is not being made to, nor will tenders be accepted from or on behalf of, holders of shares of common stock of Zale residing in any jurisdiction in which the making of the tender offer or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction.

                                INSTRUCTION FORM

     The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase, dated July 1, 2003, and the related Letter of Transmittal, which, as may be amended and supplemented from time to time, together constitute the tender offer, in connection with the offer by Zale Corporation, a Delaware corporation ("Zale"), to purchase for cash up to 6,400,000 shares of its common stock at a price, net to the seller in cash, without interest, not greater than $48.00 nor less than $42.00 per share, specified by the undersigned, on the terms and subject to the conditions of the tender offer.

     The undersigned hereby instruct(s) you to tender to Zale the number of shares indicated below or, if no number is indicated, all shares you hold for the account of the undersigned, at the price per share indicated below, on the terms and subject to the conditions of the tender offer.

AGGREGATE NUMBER OF SHARES TO BE TENDERED BY YOU FOR THE ACCOUNT OF THE
UNDERSIGNED:  _______ SHARES

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                          PRICE (IN DOLLARS) PER SHARE
                       AT WHICH SHARES ARE BEING TENDERED
                (SEE INSTRUCTION 5 IN THE LETTER OF TRANSMITTAL)

(1) SHARES TENDERED AT PRICE DETERMINED UNDER THE TENDER OFFER

     By checking the box below INSTEAD OF ONE OF THE BOXES UNDER "Shares Tendered at Price Determined by Stockholder," the undersigned hereby tenders shares at the purchase price, as the same shall be determined by Zale in accordance with the terms of the tender offer.

[ ] I want to maximize the chance of having Zale accept for purchase all of the shares that I am tendering (subject to the possibility of proration). Accordingly, by checking this box instead of one of the price boxes below, I hereby tender shares at, and am willing to accept, the purchase price determined by Zale in accordance with the terms of the tender offer and resulting from the tender offer process.
      This action may have the effect of lowering the purchase price and could result in receiving a price per share as low as $42.00 per share.
      OR

(2) SHARES TENDERED AT PRICE DETERMINED BY STOCKHOLDER

     By checking ONE of the following boxes below INSTEAD OF THE BOX UNDER "Shares Tendered at Price Determined Under the Tender Offer," the undersigned hereby tenders shares at the purchase price checked. This action could result in none of the shares being purchased if the purchase price determined by Zale for the shares is less than the purchase price checked below. A stockholder who desires to tender shares at more than one purchase price must complete a separate Instruction Form for each price at which shares are tendered. The same shares cannot be tendered, unless previously properly withdrawn as provided in
Section 4 of the Offer to Purchase, at more than one purchase price.

[ ]  $42.00   [ ]  $43.00   [ ]  $44.00   [ ]  $45.00   [ ]  $46.00  [ ]  $47.00
[ ]  $42.10   [ ]  $43.10   [ ]  $44.10   [ ]  $45.10   [ ]  $46.10  [ ]  $47.10
[ ]  $42.20   [ ]  $43.20   [ ]  $44.20   [ ]  $45.20   [ ]  $46.20  [ ]  $47.20
[ ]  $42.30   [ ]  $43.30   [ ]  $44.30   [ ]  $45.30   [ ]  $46.30  [ ]  $47.30
[ ]  $42.40   [ ]  $43.40   [ ]  $44.40   [ ]  $45.40   [ ]  $46.40  [ ]  $47.40
[ ]  $42.50   [ ]  $43.50   [ ]  $44.50   [ ]  $45.50   [ ]  $46.50  [ ]  $47.50
[ ]  $42.60   [ ]  $43.60   [ ]  $44.60   [ ]  $45.60   [ ]  $46.60  [ ]  $47.60
[ ]  $42.70   [ ]  $43.70   [ ]  $44.70   [ ]  $45.70   [ ]  $46.70  [ ]  $47.70
[ ]  $42.80   [ ]  $43.80   [ ]  $44.80   [ ]  $45.80   [ ]  $46.80  [ ]  $47.80
[ ]  $42.90   [ ]  $43.90   [ ]  $44.90   [ ]  $45.90   [ ]  $46.90  [ ]  $47.90
                                                                     [ ]  $48.00

CHECK ONLY ONE BOX UNDER (1) OR (2) ABOVE. IF MORE THAN ONE BOX IS CHECKED ABOVE, THERE IS NO VALID TENDER OF SHARES.

                                    ODD LOTS
                (SEE INSTRUCTION 9 IN THE LETTER OF TRANSMITTAL)

     To be completed ONLY if shares are being tendered by or on behalf of a person owning, beneficially or of record, as of the close of business on July 1, 2003, and who continues to own, beneficially or of record, as of the expiration date, an aggregate of fewer than 100 shares. The undersigned either (CHECK ONE
BOX):

[ ] is the beneficial or record owner of an aggregate of fewer than 100 shares (not including any shares held in the 401(k) Plan), all of which are being tendered; or

[ ]  is a broker, dealer, commercial bank, trust company, or other nominee that
     (a) is tendering for the beneficial owner(s) shares with respect to which it is the record holder and (b) believes, based upon representations made to it by the beneficial owner(s), that each such person is the beneficial owner of an aggregate of fewer than 100 shares and is tendering all of those shares.

     In addition, the undersigned is tendering shares either (CHECK ONE BOX):

[ ] at the purchase price, as the same shall be determined by Zale in accordance with the terms of the tender offer (persons checking this box need not indicate the price per share); or

[ ] at the price per share indicated under the caption "Shares Tendered at Price Determined by Stockholder" in the box entitled "Price (in Dollars) Per Share at Which Shares are Being Tendered".

                               CONDITIONAL TENDER
                (SEE INSTRUCTION 6 IN THE LETTER OF TRANSMITTAL)

     A stockholder may tender shares subject to the condition that a specified minimum number of the stockholder's shares tendered pursuant to this Instruction Form must be purchased if any shares tendered are purchased, all as described in the Offer to Purchase, particularly in Section 6 thereof. Unless Zale purchases the minimum number of shares indicated below in the tender offer, none of the shares tendered by such stockholder will be purchased. It is the responsibility of the tendering stockholder to calculate that minimum number of shares that must be purchased if any are purchased, and Zale urges stockholders to consult their own tax advisors before completing this section. Unless the box below has been checked and a minimum specified, the tender will be deemed unconditional.

     [ ]  MINIMUM NUMBER OF SHARES THAT MUST BE PURCHASED, IF ANY ARE PURCHASED:

                               ---------- SHARES.

  If, because of proration, the minimum number of shares designated will not be purchased, Zale may accept conditional tenders by random lot, if necessary. However, to be eligible for purchase by random lot, the tendering stockholder must have tendered all of his or her shares and checked the box below.

     [ ]  THE TENDERED SHARES REPRESENT ALL SHARES HELD BY THE UNDERSIGNED.

     THE METHOD OF DELIVERY OF THIS DOCUMENT IS AT THE ELECTION AND RISK OF THE TENDERING STOCKHOLDER. IF DELIVERY IS BY MAIL, THEN REGISTERED MAIL WITH RETURN RECEIPT REQUESTED, PROPERLY INSURED, IS RECOMMENDED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ENSURE TIMELY DELIVERY.

     ZALE'S BOARD OF DIRECTORS HAS APPROVED THE TENDER OFFER. HOWEVER, NEITHER ZALE NOR ANY MEMBER OF ITS BOARD OF DIRECTORS, THE DEALER MANAGER OR THE INFORMATION AGENT MAKES ANY RECOMMENDATION TO STOCKHOLDERS AS TO WHETHER THEY SHOULD TENDER OR REFRAIN FROM TENDERING THEIR SHARES OR AS TO THE PURCHASE PRICE OR PURCHASE PRICES AT WHICH THEY MAY CHOOSE TO TENDER THEIR SHARES. STOCKHOLDERS MUST MAKE THEIR OWN DECISION AS TO WHETHER TO TENDER THEIR SHARES AND, IF SO, HOW MANY SHARES TO TENDER AND THE PURCHASE PRICE OR PURCHASE PRICES AT WHICH THEIR SHARES SHOULD BE TENDERED. IN DOING SO, STOCKHOLDERS SHOULD READ CAREFULLY THE INFORMATION IN THE OFFER TO PURCHASE AND IN THE RELATED LETTER OF TRANSMITTAL, INCLUDING ZALE'S REASONS FOR MAKING THE TENDER OFFER. SEE SECTION 2 OF THE OFFER TO PURCHASE. STOCKHOLDERS SHOULD DISCUSS WHETHER TO TENDER THEIR SHARES WITH THEIR BROKER OR OTHER FINANCIAL OR TAX ADVISORS.

Signature(s):
                                    ------------------------------------------------------------
Name(s):
                                    ------------------------------------------------------------
                                                          (PLEASE PRINT)

                                    ------------------------------------------------------------

                                    ------------------------------------------------------------

Taxpayer Identification Number
or Social Security Number:
                                    ------------------------------------------------------------
Address(es):
                                    ------------------------------------------------------------
                                    ------------------------------------------------------------
                                                                          (INCLUDING ZIP CODE)
Area Code and Telephone Number:
                                    ------------------------------------------------------------
Date:
                                    ------------------------------------------------------------

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